Exhibit 3.4

Authorisation Code : 271585156737 www.verify.gov.ky 20 October 2025 AY-423534 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Given under my hand and Seal at George Town in the Island of Grand Cayman this 20th day of October Two Thousand Twenty-Five An Authorised Officer, Registry of Companies, having by Special resolution dated 18th day of October Two Thousand Twenty-Five changed its name, is now incorporated under name of Cayman Islands. American Dynamism Acquisition Company American Drive Acquisition Company